UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2024

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2023 Discretionary Executive Bonuses

On February 22, 2024, ImmunityBio, Inc., a Delaware corporation (the “Company”), approved the payment of discretionary cash bonuses as set forth below (the “2023 Bonuses”) to the Company’s named executive officers, consisting of Dr. Patrick Soon-Shiong, Richard Adcock and David Sachs (the “NEOs”) based on the performance of each NEO in 2023 and after taking all relevant factors into consideration. The 2023 Bonuses will be paid, less applicable withholdings, on or about March 15, 2024.

NAME	2023 Bonus
Dr. Patrick Soon-Shiong	$232,875
Richard Adcock	$298,500
David Sachs	$273,980

RSU and Option Awards Under the Long-Term Incentive Plan

The Company also established the program design and grant guidelines for its 2024 Long-Term Incentive Program (the “LTIP”). Under the LTIP, the NEOs and other officers and employees are eligible to be awarded option awards and/or restricted stock units from the Company’s Amended and Restated 2015 Equity Incentive Plan, as amended (the “2015 Plan”). On February 22, 2024, the Company granted option awards to purchase shares of the Company’s common stock and restricted stock units settleable in shares of the Company’s common stock (the “Awards”) under the 2015 Plan to the NEOs, as set forth in the table below. Each Award shall vest ratably over 3 years, subject in each instance to the Award recipient remaining a Service Provider (as that term is defined in the 2015 Plan) through each applicable vesting date.

RSU AWARDS

NAME	NO. OF SHARES
Dr. Patrick Soon-Shiong	342,987
Richard Adcock	457,317
David Sachs	121,951

OPTIONS

NAME	ISO/ NSO(1)	NO. OF SHARES	EXERCISE PRICE(2)
Dr. Patrick Soon-Shiong	NSO	1,193,597	$5.24
Richard Adcock	ISO	1,591,463	$5.24
David Sachs	ISO	424,390	$5.24

(1)	For Incentive Stock Options (ISOs), to the maximum extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, with any excess treated as a nonqualified stock option (NSOs).
(2)	Equal to the closing price of the Company’s common stock in trading on the grant date.

NEOs’ 2024 Annual Salary and Bonus

On February 22, 2024, the Company established the annual rate of base salary and target bonus, as a percentage of Annual Salary, of the NEOs as follows, effective March 11, 2024:

NAME	2024 Annual Salary	2024 Target Bonus
Dr. Patrick Soon-Shiong	$621,000	75%
Richard Adcock	$796,000	75%
David Sachs	$575,358	50%

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 22, 2024, the Board of Directors (the “Board”) of the Company approved a Code of Business Conduct and Ethics to replace the Company’s prior Code of Global Business Conduct and Ethics (each acting as the Company’s “Code of Ethics”). The Code of Ethics was approved and adopted by the Board as part of its ordinary course recurrent review of the Company’s codes and policies and its planned progression towards commercialization and applies to all officers, directors and employees of the Company. The revised Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the Company’s Code of Ethics in effect prior to the amendment. The revised Code of Ethics updates and enhances provisions including, but not limited to, the Company’s policies concerning fair dealing and compliance with healthcare laws.

The above description of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is available on the corporate governance subpage of the Company’s website at www.immunitybio.com (under the link “Governance Documents”). Information on the Company’s website shall not be deemed incorporated by reference into, or to be a part of, this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: February 23, 2024	By:	/s/ Jason Liljestrom
Jason Liljestrom General Counsel and Corporate Secretary